               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form 8-K/A


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 3, 1998
                                                   --------------

                       inTEST Corporation
-----------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)

   Delaware                 0-22529                22-2370659
-----------------------------------------------------------------
(State or Other     (Commission File Number)   (I.R.S. Employer
Jurisdiction of                               Identification No.)
 Incorporation)


2 Pin Oak Lane, Cherry Hill, New Jersey              08003
-----------------------------------------------------------------
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code: (609)424-6886
                                                    -------------

The Current Report on Form 8-K filed by inTEST Corporation (the "Company") on August 5, 1998 is hereby amended to include the financial information required in Item 7.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.

(a)    Financial Statements of Business Acquired:

                             TESTDESIGN CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                              Page
                                                              ----

       Independent Auditors' Report                             1

       Balance Sheets                                           2

       Statements of Earnings                                   3

       Statements of Shareholder's Equity                       4

       Statements of Cash Flows                                 5

       Notes to Financial Statements                          6 - 11

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholder
TestDesign Corporation


We have audited the accompanying balance sheets of TestDesign Corporation (the "Company") as of May 31, 1998 and June 30, 1997, and the related statements of earnings, shareholder's equity, and cash flows for the eleven months ended May 31, 1998, and for the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TestDesign Corporation as of May 31, 1998 and June 30, 1997, and the results of its operations and its cash flows for the eleven months ended May 31, 1998, and for the year ended June 30, 1997, in conformity with generally accepted accounting principles.


                                      KPMG PEAT MARWICK LLP

Mountain View, California
July 2, 1998

                            TESTDESIGN CORPORATION
                                BALANCE SHEETS
                     (In thousands, except for share data)

                                                                May 31,       June 30,
                                                                 1998           1997
                                                                -------       --------
ASSETS
Current Assets:
  Cash and cash equivalents                                      $   49         $  318
  Marketable securities                                               -             81
  Trade accounts and notes receivable, net of allowance
   for doubtful accounts of $54 as of May 31, 1998 and
   June 30, 1997                                                  1,272            939
  Inventories                                                       943            892
  Deferred tax asset                                                200             28
  Other current assets                                               37             95
                                                                 ------         ------
      Total current assets                                        2,501          2,353
                                                                 ------         ------
Property and equipment:
  Machinery and equipment                                         1,037            953
  Leasehold improvements                                             33             30
                                                                 ------         ------
                                                                  1,070            983
  Accumulated depreciation                                         (708)          (548)
                                                                 ------         ------
      Net property and equipment                                    362            435
                                                                 ------         ------
      Total assets                                               $2,863         $2,788
                                                                 ======         ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                               $  284         $  480
  Accrued expenses                                                  436            192
  Warranty reserve                                                   20             20
  Line of credit                                                      -            201
  Payable to related party                                          115            386
  Income taxes payable                                              268            115
                                                                 ------         ------
      Total current liabilities                                   1,123          1,394
                                                                 ------         ------
Commitments (Note 6)
Subsequent event (Note 10)
Shareholder's equity:
  Common stock, no par value, 1,000,000 shares authorized;
    70,000 shares issued and outstanding                              9              9
  Retained earnings                                               1,731          1,380
  Unrealized gain on securities                                       -              5
                                                                 ------         ------
      Total shareholder's equity                                  1,740          1,394
                                                                 ------         ------
      Total liabilities and shareholder's equity                 $2,863         $2,788
                                                                 ======         ======

See accompanying notes to financial statements.

                           TESTDESIGN CORPORATION
                           STATEMENTS OF EARNINGS
                               (In thousands)

                                                 Eleven
                                              Months Ended       Year Ended
                                              May 31, 1998      June 30, 1997
                                              ------------      -------------
Revenues                                         $7,713            $9,471
Cost of revenues                                  4,825             6,135
                                                 ------            ------
     Gross profit                                 2,888             3,336

Expenses:
  Selling                                           538               414
  Research and development                          403               327
  General and administrative                      1,357             1,738
                                                 ------            ------
     Operating income                               590               857
                                                 ------            ------
Other income (expense):
  Interest income                                     1                 -
  Interest expense                                  (12)              (27)
  Other, net                                         17               (38)
                                                 ------            ------
     Total other income (expense), net                6               (65)
                                                 ------            ------
     Earnings before income taxes                   596               792

Income tax expense                                  245               325
                                                 ------            ------
     Net earnings                                $  351            $  467
                                                 ======            ======

See accompanying notes to financial statements.

                            TESTDESIGN CORPORATION
                      STATEMENTS OF SHAREHOLDER'S EQUITY
         ELEVEN MONTHS ENDED MAY 31, 1998 AND YEAR ENDED JUNE 30, 1997
                    (In thousands, except for share data)



                                       Common Stock                    Unrealized       Total
                                    ------------------     Retained     Gain On     Shareholder's
                                    Shares      Amount     Earnings    Securities      Equity
                                    ------      ------     --------    ----------   -------------

Balances, July 1, 1996              70,000       $   9      $  913       $   -         $  922

Unrealized gain on securities            -           -           -           5              5

Net earnings                             -           -         467           -            467
                                    ------       -----      ------       -----         ------

Balances, June 30, 1997             70,000           9       1,380           5          1,394

Realized gain on securities              -           -           -          (5)            (5)

Net earnings                             -           -         351           -            351
                                    ------       -----      ------       -----         ------

Balances, May 31, 1998              70,000       $   9      $1,731       $   -         $1,740
                                    ======       =====      ======       =====         ======


See accompanying notes to financial statements.

                          TESTDESIGN CORPORATION
                          STATEMENTS OF CASH FLOWS
                              (In thousands)

                                                                    Eleven
                                                                 Months Ended       Year Ended
                                                                 May 31, 1998      June 30, 1997
                                                                 ------------      -------------
Cash flows from operating activities:
  Net earnings                                                      $  351            $  467
  Adjustments to reconcile net earnings to net cash
   (used in) provided by operating activities:
     Depreciation and amortization                                     166               196
     Gain on sale of assets                                             (5)                -
     Gain on sale of securities                                         (5)                -
     Write-down of investment                                            -                50
     Changes in operating assets and liabilities:
       Trade receivables                                              (333)               99
       Inventories                                                     (51)              221
       Deferred income taxes                                          (173)               91
       Other current assets                                             58                20
       Accounts payable                                               (196)           (1,331)
       Accrued expenses                                                244                (8)
       Payable to related party                                       (271)              249
       Income taxes payable                                            153               (19)
                                                                    ------            ------
          Net cash (used in) provided by operating activities          (62)               35
                                                                    ------            ------
Cash flows from investing activities:
  Short-term investments, net                                           81               (10)
  Proceeds from sale of property and equipment                           7                 -
  Purchase of property and equipment                                   (94)             (217)
                                                                    ------            ------
          Net cash used in investing activities                         (6)             (227)
                                                                    ------            ------
Cash flows (used in) provided by financing activities -
 (repayments of) proceeds from line of credit                         (201)              201
                                                                    ------            ------
(Decrease) increase in cash and cash equivalents                      (269)                9

Cash and cash equivalents at beginning of period/year                  318               309
                                                                    ------            ------
Cash and cash equivalents at end of period/year                     $   49            $  318
                                                                    ======            ======
Supplemental disclosures of cash flow information:
  Cash paid during the period/year for:
    Income taxes                                                    $  262            $  197
                                                                    ======            ======
    Interest                                                        $   12            $   27
                                                                    ======            ======


See accompanying notes to financial statements.

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)


(1)  NATURE OF OPERATIONS

     TestDesign Corporation (the "Company") was incorporated in the state of California in 1985 and is wholly owned by one shareholder who is also the President. The Company designs prototypes and fabricates high technology electronic test hardware products used in the semiconductor manufacturing industry worldwide. The major customers of the Company include Hewlett-Packard, Intel, Motorola, National Semiconductor, Philips, Cypress Semiconductor, and other semiconductor manufacturers.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Cash and Cash Equivalents

          Short-term investments, which have maturities of three months or less when purchased, are considered to be cash equivalents and are carried at cost, which approximates market value.

     (b)  Marketable Securities

          The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115. These investments are classified as "available-for-sale." Such investments are recorded at fair value, with unrealized gains and losses reported as a separate component of shareholder's equity. The cost of securities sold is based upon the specific identification method.

     (c)  Inventories

          Inventories consist of raw materials, work in progress, and finished goods. Inventories are stated at lower of cost (first in, first out) or market value (net realizable value).

     (d)  Property and Equipment

          Machinery and equipment are stated at cost. The estimated useful lives range from five to seven years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or estimated useful life of the asset. Depreciation is based upon the estimated useful life of the assets using the double declining balance method.

     (e)  Income Taxes

          Income taxes are accounted for by the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (e)  Income Taxes (Continued)

          years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in
          the period that includes the enactment date.   Valuation
          allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     (f)  Revenue Recognition

          Revenues from sales of products are recognized upon shipment to customers.

     (g)  Research and Development

          Research and development costs are expensed as incurred.

     (h)  Product Warranties

          The Company generally provides product warranties and records estimated warranty expense at the time of sale based upon historical claims experience.

     (i)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(3)  CONCENTRATIONS OF CREDIT RISK

     The Company's customers are in the semiconductor industry. During 1998 and 1997, the Company had sales to certain customers that exceeded 10% of the Company's revenues. Those sales as a percentage of total revenue were as follows:

         Customers                                1998       1997
         ---------                                ----       ----
             A                                     34%        56%
             B                                     11%         3%
             C                                      1%        12%

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)

(3)  CONCENTRATIONS OF CREDIT RISK (Continued)

     Additionally, as of May 31, 1998 and June 30, 1997, these three customers accounted for a total of 44% and 58% of trade receivables, respectively.

(4)  INVENTORIES

     Inventories held as of May 31, 1998 and June 30, 1997, were comprised of the following:

                                                May 31, 1998    June 30, 1997
                                                ------------    -------------
     Raw materials                                $ 750           $ 457
     Work in process                                188             264
     Finished goods                                  43             171
      Reserve for slow moving and obsolete
        inventory                                    (38)              -
                                                   -----           -----
                                                   $ 943           $ 892
                                                   =====           =====

(5)  LINE OF CREDIT

     In 1997, the Company entered into a line of credit agreement dated June 10, 1997, with a credit limit of $500 and an interest rate of 9.25% as of June 30, 1997. The debt is personally guaranteed by the sole owner of the Company. The Company has $-0- and $201 outstanding under the line of credit as of May 31, 1998 and June 30, 1997, respectively. Borrowings under this line of credit are principally used for working capital purposes. The line of credit was terminated in February 1998.

(6)  COMMITMENTS

     The company leases premises in Sunnyvale, California, which commenced on January 1, 1998, under a noncancelable operating lease expiring in the year 1999. The Company rents its offices and warehouse space under term leases expiring in December 1999. The aggregate minimum rental commitments under the noncancelable operating lease in effect as of May 31, 1998, are as follows:


      Year Ending
        May 31,
       ---------
      1999                                              $ 146
      2000 and thereafter                                  79
                                                        -----
                                                        $ 225
                                                        =====

                                    8

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)

(6)  COMMITMENTS (Continued)

     Rental expense for the eleven months ended May 31, 1998, and for the year ended June 30, 1997, was $124 and $121, respectively.

(7)  INCOME TAXES

     The components of income tax expense, as presented in the accompanying statements of earnings, are comprised of federal and state taxes. The components of income taxes for the eleven months ended May 31, 1998, and for the year ended June 30, 1997, are as follows:

                                                   Eleven
                                                Months Ended     Year Ended
                                                May 31, 1998    June 30, 1997
                                                ------------    -------------
      Income taxes:
        Current:
          Federal                                 $   337         $   180
          State                                        81              54
                                                  -------         -------
                                                      418             234
                                                  -------         -------
        Deferred:
          Federal                                    (146)             61
          State                                       (27)             30
                                                  -------         -------
                                                     (173)             91
                                                  -------         -------
                                                  $   245         $   325
                                                  =======         =======

     The following reconciles the expected corporate federal income tax expense (computed by multiplying the Company's income before taxes by 34%) to the Company's income tax expense for the eleven months ended May 31, 1998, and for the year ended June 30, 1997:

                                            May 31, 1998       June 30, 1997
                                            ------------       -------------
      Expected income tax expense             $  201              $  243
      State income tax, net of
        federal benefit                           36                  56
      Other                                        8                  26
                                              ------              ------
                                              $  245              $  325
                                              ======              ======

                                      9

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)

(7)  INCOME TAXES (Continued)

     The tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes that give rise to significant portions of deferred tax assets and liabilities as of May 31, 1998 and June 30, 1997, are presented below:

                                               May 31, 1998    June 30, 1997
                                               ------------    -------------
      Deferred tax assets:
        Accruals and reserves                     $  185          $   24
        Capital loss carryforwards                    36              36
        Deferred state taxes                          15               4
                                                  ------          ------
          Total gross deferred tax assets            236              64

      Valuation allowance                            (36)            (36)
                                                  ------          ------
          Net deferred tax assets                 $  200          $   28
                                                  ======          ======

     Capital loss carryforwards are fully offset by the valuation allowance. Based on the Company's history of prior operating earnings and its expectation of the future, management believes that taxable income will more likely than not be sufficient to realize the net deferred tax assets of $200 as of May 31, 1998.


(8)  EMPLOYEE BENEFIT PLANS

     On July 1, 1994, the Company adopted its 401(k) Savings and Profit Sharing Plan (the Plan), which is open to all of its employees who exceed 18 years of age and have 6 months of service.

     A feature of the Plan includes a mandatory matching requirement equal to 25% of an employee's contribution for employee contributions up to 5% of gross salary. Matching contributions for the Plan accrued during the eleven months ended May 31, 1998, and for the year ended June 30, 1997, were $7 and $5, respectively.

     A feature of the Plan allows the Company to make discretionary matching contributions up to 6.5% of an employees' gross salary for the year. Contributions accrued for profit sharing during the eleven months ended May 31, 1998, and for the year ended June 30, 1997, were $-0- and $48, respectively. During 1998, due to the implementation of the new bonus and commission plan, the Company has not elected to make profit sharing matching contributions.

                            TESTDESIGN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1998 AND JUNE 30, 1997
                       (In thousands, except share data)



(9)  ACCRUED EXPENSES

     Accrued expenses as of May 31, 1998 and June 30, 1997, consisted of the following:

                                             May 31, 1998    June 30, 1997
                                             ------------    -------------
      Accrued commissions                       $   69          $  107
      Accrued vacation                              39              28
      Accrued management fee to Prim               250               -
      Other                                         78              57
                                                ------          ------
                                                $  436          $  192
                                                ======          ======


(10) SUBSEQUENT EVENT

     In July 1998, TestDesign's sole shareholder entered into an agreement to sell all of the Company's common stock to inTEST Corporation. The purchase agreement provides for certain representations, indemnifications, and warranties for items which may eventuate including tax and litigation.


(11) RELATED PARTY

     Prim Distribution, Inc. ("Prim") is a subchapter S corporation wholly owned by the sole shareholder of TestDesign and was organized primarily to provide management services to the Company. Prim invoiced TestDesign for management fees in respect of services provided during 1998 and 1997 of $250 and $950, respectively.

     The balances owed to Prim of $115 and $386 as of May 31, 1998 and June 30, 1997, respectively, are reflected as current liabilities as there are no written loan agreements and no fixed repayment terms specified for these amounts.


(12) INVESTMENT

     During 1997, $50 representing an investment in the stock of Triple S Engineering Corporation (the "Corporation") carried at historical cost was written off as the Corporation declared bankruptcy. Management believes the write-off was necessary to reflect a permanent impairment in the value of this investment.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS (Continued)

(b)   Pro Forma Financial Information:

      Background
      ----------
      On August 3, 1998, the Company acquired 100% of the issued and outstanding common shares of TestDesign Corporation ("TestDesign").
      The acquisition price consisted of a cash payment of $4.4 million and the issuance of 625,000 shares of the Company's common stock. Although the Company's common stock had a market price of $4.75 per share on the closing date of the transaction, all of the 625,000 shares issued in connection with the acquisition are subject to legal restrictions on transfer and have been valued at a 10% discount to the market price of the shares. In addition, the Company incurred transaction costs of an estimated $425,000 in completing the acquisition. The following allocation of the purchase price is preliminary and subject to change:

               Cash payment                                $4,400
               625,000 common shares at $4.28               2,672
               Transaction costs                              425
                                                           ------
               Total purchase price                         7,497
               Estimated fair market value of
                 identifiable assets acquired               1,683
                                                           ------

               Goodwill to be amortized                    $5,814
                                                           ======

     The goodwill of $5.8 million resulting from the acqusition of TestDesign will be amortized over a period of 15 years. In June 1997, in connection with the Company's initial public offering (the "Offering"), the Company terminated its status as an S corporation. Simultaneous with the closing of the Offering, the Company acquired the 21% minority interests in each of its three foreign subsidiaries, which resulted in goodwill of $1.3 million, which is being amortized over 15 years.

     The following pro forma balance sheet and statements of earnings reflect the combination as if it had occurred on June 30, 1998 for purposes of the pro forma balance sheet and as of January 1, 1997 for purposes of the pro forma statements of earnings and include certain pro forma adjustments which gives effect to these events.

                                           inTEST Corporation
                                  Pro Forma Consolidated Balance Sheet
                                           As of June 30, 1998
                                    (In thousands, except share data)

                                                              Historical
                                                         ---------------------
                                                         inTEST     TestDesign     Adjustments      Pro Forma
                                                         -------    ----------     -----------      ---------
ASSETS:
Current assets:
   Cash and cash equivalents                             $13,215     $   114         $(4,825)        $ 8,504
   Trade accounts and notes receivable                     3,472         957                           4,429
   Allowance for doubtful accounts                          (143)        (54)                           (197)
   Inventories                                             1,645         937                           2,582
   Other current assets                                      474         235                             709
                                                         -------     -------         -------         -------
      Total current assets                                18,663       2,189          (4,825)         16,027
                                                         -------     -------         -------         -------
Net property and equipment                                   472         347                             819
Other assets                                                 139           -                             139
Goodwill                                                   1,245           -           5,814           7,059
                                                         -------     -------         -------         -------

      Total assets                                       $20,519     $ 2,536         $   989         $24,044
                                                         =======     =======         =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $ 1,054     $   348                         $ 1,402
   Accrued expenses                                          648         190                             838
   Payable to related parties                                  -         115                             115
   Domestic and foreign income taxes payable                 259         200                             459
                                                         -------     -------         -------         -------
      Total current liabilities                            1,961         853                           2,814
                                                         -------     -------         -------         -------
Stockholders' equity:
   Preferred stock, $.01 par value; 5,000 shares
    authorized; no shares issued or outstanding                -           -                               -
   Common stock, $.01 par value; 20,000,000 shares
    authorized; 6,536,034 shares issued and outstanding       59           3               3              65
   Additional paid-in capital                             13,981           6           2,660          16,647
   Retained earnings                                       4,705       1,674          (1,674)          4,705
   Accumulated other comprehensive expense                  (187)          -                            (187)
                                                         -------     -------         -------         -------
      Total stockholders' equity                          18,558       1,683             989          21,230
                                                         -------     -------         -------         -------

      Total liabilities and stockholders' equity         $20,519     $ 2,536         $   989         $24,044
                                                         =======     =======         =======         =======


PRO FORMA ADJUSTMENTS DETAIL
----------------------------

Cash
  inTEST-Cash payment for purchase of TestDesign                   $(4,400)
  inTEST-Payment of transaction costs                                 (425)
                                                                   -------
                                                                   $(4,825)
                                                                   =======


Goodwill
  inTEST-Establish goodwill from purchase of TestDesign            $ 5,814
                                                                   -------
                                                                   $ 5,814
                                                                   =======


Common Stock
  inTEST-Record par value of shares issued in purchase of
    TestDesign                                                     $     6
  TestDesign-Eliminate common shares purchased                          (3)
                                                                   -------
                                                                   $     3
                                                                   =======


Additional Paid in Capital
  inTEST-Record difference between par value and market
    value of shares issued less 10% illiquidity discount           $ 2,666
  TestDesign-Eliminate paid in capital                                  (6)
                                                                   -------
                                                                   $ 2,660
                                                                   =======


Retained Earnings
  TestDesign-Eliminate prior retained earnings                     $(1,674)
                                                                   -------
                                                                   $(1,674)
                                                                   =======


                                           inTEST Corporation
                             Pro Forma Consolidated Statements of Earnings
                                    (In thousands, except share data)


                                   Year Ended December 31, 1997                 Six Months Ended June 30, 1998
                            --------------------------------------------  --------------------------------------------
                                Historical                                    Historical
                            --------------------                          --------------------
                             inTEST   TestDesign  Adjustments  Pro Forma   inTEST   TestDesign  Adjustments  Pro Forma
                            --------- ----------  -----------  ---------  --------- ----------  -----------  ---------
Revenues                      $20,746   $ 8,943                  $29,689    $10,789   $ 3,892                  $14,681
Cost of revenues                7,808     5,700                   13,508      4,334     2,457                    6,791
                              -------   -------     -------      -------    -------   -------     -------      -------
Gross profit                   12,938     3,243                   16,181      6,455     1,435                    7,890
                              -------   -------     -------      -------    -------   -------     -------      -------
Operating expenses:
  Selling expense               2,789       500                    3,289      1,419       307                    1,726
  Research and development
    expense                     1,737       384                    2,121        855       215                    1,070
  General and administrative
    expense                     2,225     1,609     $   (22)       3,812      1,176       702     $   144        2,022
                              -------   -------     -------      -------    -------   -------     -------      -------
Total operating expenses        6,751     2,493         (22)       9,222      3,450     1,224         144        4,818
                              -------   -------     -------      -------    -------   -------     -------      -------
Operating income                6,187       750          22        6,959      3,005       211        (144)       3,072
                              -------   -------     -------      -------    -------   -------     -------      -------
Other income (expense):
  Interest income                 349         1                      350        266         -                      266
  Interest expense                (15)      (21)                     (36)        (2)       (5)                      (7)
  Other                           (74)      (10)                     (84)        11         8                       19
                              -------   -------     -------      -------    -------   -------     -------      -------
Total other income (expense)      260       (30)                     230        275         3                      278
                              -------   -------     -------      -------    -------   -------     -------      -------
Earnings before income taxes
 and minority interest          6,447       720          22        7,189      3,280       214        (144)       3,350
Income tax expense              2,090       297         770        3,157      1,218        88          20        1,326
                              -------   -------     -------      -------    -------   -------     -------      -------
Earnings before minority
 interest                       4,357       423        (748)       4,032      2,062       126        (164)       2,024
Minority interest                 (25)        -          25            -          -         -                        -
                              -------   -------     -------      -------    -------   -------     -------      -------
Net earnings                  $ 4,332   $   423     $  (723)     $ 4,032    $ 2,062   $   126     $  (164)     $ 2,024
                              =======   =======     =======      =======    =======   =======     =======      =======

Pro forma earnings per
 share-basic                    $0.74                              $0.71      $0.35                              $0.31
Pro forma weighted average
 common shares outstanding-
 basic                      5,068,349               625,000    5,693,349  5,911,034               625,000    6,536,034

Pro forma earnings per
  share-diluted                 $0.73                              $0.71      $0.35                              $0.31
Pro forma weighted average
 common and common stock
 equivalent shares
 outstanding-diluted        5,092,490               625,000    5,717,490  5,921,862               625,000    6,546,862


PRO FORMA ADJUSTMENTS DETAIL
----------------------------
The pro forma statements of earnings of the Company for the year ended December 31, 1997 and the six months ended June 30, 1998 reflect:

(a) the amortization of goodwill resulting from the acquisition of TestDesign and the acquisition of the minority interests in the Company's three foreign subsidiaries which occurred concurrent with the closing of the Company's initial public offering in June, 1997.

(b) the adjustment to administrative expense to reflect the reductions in salary expense that will occur as a result of the acquisition of TestDesign.

(c) the increase in income tax expense resulting from the termination of the Company's status as an S corporation shortly before the closing of its initial public offering and from the aforementioned reduction in administrative expense. TestDesign was a C corporation prior to its acquisition by the Company.

(d) the elimination of the minority interest charge reflected in the Company's historical financial statements, as if the acquisition of the minority interest in its three foreign subsidiaries had occurred on January 1, 1997.

                                                                   Six Months
                                                    Year Ended       Ended
                                                     12/31/97       6/30/98
                                                    ----------     ----------
General and Administrative Expense:
  inTEST-Goodwill adjustment from acquisition of
   minority interest in three foreign subsidiaries    $   40
  inTEST-Goodwill adjustment from acquisition of
   TestDesign                                            388         $  194
  TestDesign-Adjust administrative expense -
   1/1/97-6/30/98                                       (450)           (50)
                                                      ------         ------
                                                      $  (22)        $  144
                                                      ======         ======
Income Tax Expense:
  inTEST-Increase in tax provision resulting from
   change from S corp to C corp for period 1/1/97-
   6/19/97                                            $  590
  TestDesign-Increase in tax provision resulting from
   decrease in administrative expense - 1/1/97-
   6/30/98                                               180         $   20
                                                      ------         ------
                                                      $  770         $   20
                                                      ======         ======
Minority Interest:
  inTEST-Elimination of minority interest resulting
   from acquisition of minority interests in three
   foreign subsidiaries                               $   25
                                                      ------
                                                      $   25
                                                      ======

(c)    Exhibits:

       23. Consent of KPMG Peat Marwick LLP

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             inTEST CORPORATION


                         By: /s/ Hugh T. Regan, Jr.
                             ---------------------------
                             Hugh T. Regan, Jr.
                             Treasurer and
                             Chief Financial Officer


Date: October 2, 1998
      ----------------

                                 EXHIBIT INDEX


23.   Consent of KPMG Peat Marwick